SUB-ITEM Q-1
Amendment No. 7
to the
Amended and Restated
Agreement of Limited Partnership
Federated Core Trust II, L.P.
a Delaware Limited Partnership

	This Agreement
of Limited Partnership is
amended as follows, effective
 December 31, 2010:

       Strike subsection y,
Series, of Section 3, Definitions,
of Article I Names and Definitions,
and substitute in
its place the follows:


(y)	"Series" shall refer to the
 Emerging Markets Fixed Income Core
Fund and Mortgage Core Fund, and to
each series of Interests established
and designated in the future under or
in accordance with the provisions of
Article
III and shall mean an entity such as
that described in Section 18(f)(2) of
the 1940 Act, and subject to Rule 18f-2
thereunder.

       IN WITNESS WHEREOF, the
parties
named below have executed this
Partnership Agreement as of the
31st day of December, 2010.

Federated Private Asset Management,
Inc., as General
Partner


By:	/s/ John W. McGonigle
	Name:  John W. McGonigle
	Title:  Executive Vice President

	DIRECTORS of the Partnership,
solely in their capacity as such and
not as partners:


/s/ John F. Donahue
	/s/ Peter E. Madden
John F. Donahue
Peter E. Madden


/s/ John T. Conroy, Jr.
/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.
Charles F. Mansfield, Jr.


/s/ Nicholas P. Constantakis
/s/ R. James Nicholson
Nicholas P. Constantakis
R. James Nicholson


/s/ John F. Cunningham
/s/ Thomas M. O'Neill
John F. Cunningham
Thomas M. O'Neill


/s/ J. Christopher Donahue
	/s/ John S. Walsh
J. Christopher Donahue
John S. Walsh


/s/ Maureen Lally-Green
/s/ James F. Will
Maureen Lally-Green
James F. Will




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